EXHIBIT 77Q1(E)
                        NEW INVESTMENT ADVISORY CONTRACT

1. The Investment Advisory Agreement between Forum Funds (the "Trust") and Brown Advisory Incorporated regarding BrownIA Maryland Bond Fund, Exhibit (d)(9) to Post-Effective Amendment No. 85 to the Trust's Registration Statement, is incorporated by reference as filed via EDGAR on December 19, 2000, accession number 0001004402-00-000402.

2. The Investment Advisory Agreement between Forum Funds (the "Trust") and Brown Advisory Incorporated regarding BrownIA Small-Cap Growth Fund and BrownIA Growth Equity Fund, Exhibit (d)(5) to Post-Effective Amendment No. 96 to the Trust's Registration Statement, is incorporated by reference as filed via EDGAR on May 16, 2001, accession number 0001004402-00-500077.